EXHIBIT 8(1)(v)
AMENDMENT NO. 4 TO FUND PARTICIPATION AGREEMENT
Among
VAN ECK WORLDWIDE INSURANCE TRUST,
VAN ECK ASSOCIATES CORPORATION
and
AVIVA LIFE AND ANNUITY COMPANY
(Successor in Interest to Indianapolis Life Insurance Company)
     AVIVA LIFE AND ANNUITY COMPANY (successor in interest to Indianapolis Life Insurance Company), VAN ECK WORLDWIDE INSURANCE TRUST and the Trust’s investment adviser, VAN ECK ASSOCIATES CORPORATION, hereby agree to further amend the Fund Participation Agreement that was dated September 5, 1995, effective as of October 1, 2008:
     Whereas, the Agreement was amended by Amendment No. 3 to Fund Participation Agreement, effective as of June 30, 2003, to substitute Indianapolis Life Insurance Company (“ILICO”) for IL Annuity and Insurance Company as a result of the merger of IL Annuity and Insurance Company into ILICO that was effective on June 30, 2003;
     Whereas, in connection with the merger of IL Annuity and Insurance Company into ILICO, the separate account serving as an investment vehicle for individual deferred variable annuity contracts issued by IL Annuity and Insurance Company changed its name from IL Annuity and Insurance Co. Separate Account 1 to ILICO Separate Account 1 and became subject to the laws of the State of Indiana;
     Whereas, Indianapolis Life Insurance Company will merge with and into Aviva Life and Annuity Company (“ALAC”) effective October 1, 2008, with ALAC as the surviving corporate entity; and
     Whereas, in connection with the merger of ILICO into ALAC, ILICO Separate Account 1 will change its name to ALAC Separate Account 1 and become subject to the laws of the State of Iowa;
     Now, therefore, the Agreement as previously amended is hereby further amended by ALAC, Van Eck Worldwide Insurance Trust and Van Eck Associates Corporation as follows:
     1. All references to Indianapolis Life Insurance Company are hereby changed to “Aviva Life and Annuity Company” to reflect the statutory merger of Indianapolis Life Insurance Company with and into Aviva Life and Annuity Company.

     2. All references to ILICO Separate Account 1 are hereby changed to “ALAC Separate Account 1” to reflect the name change of the separate account in connection with the merger of ILICO with and into ALAC.
     3. Section 25 is hereby deleted in its entirety and replaced with the following Section 25:
25.	Each notice required by this Agreement shall be given by wire and confirmed in writing to:
President
Aviva Life and Annuity Company
699 Walnut Street, Suite 1700
Des Moines, IA 50309
and
Ameritas Life Insurance Corp.
5900 O Street
Lincoln, Nebraska 68510
Attn: Norma Houfek
Van Eck Worldwide Insurance Trust
99 Park Avenue, 8th Floor
New York, New York 10016
Attn: President
Van Eck Associates Corporation
99 Park Avenue, 8th Floor
New York, New York 10016
Attn: General Counsel

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of 8/27, 2008.

AVIVA LIFE AND ANNUITY COMPANY
	By:	/s/ Michael H. Miller
		Name:	Michael H. Miller
8/27/08		Title:	Secretary
Date

VAN ECK WORLDWIDE INSURANCE TRUST
	By:	/s/ Keith J. Carlson
		Name:	Keith J. Carlson
8/27/08		Title:	President
Date

VAN ECK ASSOCIATES CORPORATION
	By:	/s/ Keith J. Carlson
		Name:	Keith J. Carlson
8/27/08		Title:	President
Date

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